Health Benefits Direct Announces Definitive Agreement to Acquire Atiam Technologies
Radnor, PA – September 25, 2007 – Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the direct marketing and distribution of a wide range of health and life insurance and related products for individuals and families, today announced that it has reached a definitive agreement to acquire Atiam Technologies, a provider of comprehensive, web-based insurance administration software applications that support individual and group insurance products. Under the terms of the agreement, Health Benefits Direct will acquire Atiam for an aggregate purchase price of $3.0 million in cash and stock.
Atiam Technologies is a privately held company that provides high function, high value software products for the insurance and financial services industries. Atiam owns and markets InsPro, a flexible, industrial-strength and feature rich insurance marketing, administration, claims and commission system. InsPro supports individual health insurance products, including major medical, life, disability, long term care, HIP, HAP, and Medicare supplement products. The system also includes support for various distribution channels such as direct marketing, policy-owner marketing, agent sold, and worksite marketing.
Alvin H. Clemens, Chairman and Chief Executive Officer of Health Benefits Direct stated, “This strategic acquisition is an important catalyst for the ongoing growth and development of our company. Today, we serve consumers through an interactive online marketplace, and we serve our contact center agents through our patent pending Insurint™ quote engine. Through our acquisition of Atiam Technologies, we are implementing the third component of our strategy – offering technology and distribution solutions directly to health and life insurance carriers.
“Atiam has invested two decades of engineering and development to create a highly scalable, customizable, platform independent product,” Clemens continued. “By offering Atiam’s award-winning insurance processing system, we can overcome the inefficiency and cost required for life and health insurance carriers to manage policy, claims and commission administration internally, thereby significantly expanding our value proposition to carrier partners. We are pleased to expand our innovative and highly competitive technology platform, and we enthusiastically welcome Atiam and their top-tier customers to our interactive online insurance agency.”
“InsPro speeds time to market for new products and offerings, improves customer service and increases profitability,” said Robert J. Oakes, President and Chief Executive Officer of Atiam. “In combination with Health Benefits Direct’s market leading consumer portal and quote engine system, our complete connectivity solution will be the perfect complement to the company’s technology offering.”
The transaction is expected to close on or around October 1, 2007, and completion of the transaction is subject to certain closing conditions. Following the closing of the transaction, Atiam Technologies will operate as a wholly-owned subsidiary of Health Benefits Direct.

About Health Benefits Direct Corporation
Health Benefits Direct Corporation is a technologically innovative contact center-based insurance agency that operates an interactive online marketplace enabling consumers to shop for, compare, and apply for health and life insurance and related products for individuals and families. Its streamlined Quick-to-Call sales platform, supported by its proprietary online technology, dialing applications and tele-application and voice signature process, promotes efficiency for consumers purchasing and carriers underwriting insurance products. Though its subsidiary, Insurint Corporation, Health Benefits Direct has developed a proprietary, professional-grade, web-based agent quote engine portal that aggregates accurate real-time quotes from multiple highly-rated carriers of health and life insurance and related products. Insurint’s user-friendly platform enables agents to view and share with proposed insureds detailed comparisons of multiple products, policy brochures and other useful information instantly, resulting in a highly competitive application processing platform for agents and consumers. www.healthbenefitsdirect.com
About Atiam Technologies
Headquartered in Eddystone, PA, Atiam Technologies is an information technology product and services company specializing in the financial services industry, with specific expertise in the insurance, EFT, payment, and customer service vertical markets. Atiam has experience in nearly all facets of information technology including project management, systems development, data analysis, design and warehouse implementation, consulting, and third party/outsourced processing services.
     For more information, please visit www.atiam-tech.com.
Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding Health Benefits Direct’s definitive agreement to acquire Atiam Technologies. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Actual events could differ materially from those reflected in these forward-looking statements, such as if Health Benefits Direct does not effect the acquisition transaction on or around the stated closure date. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.
Contact:
Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com
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